Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

FOR

TENDER OF ALL OUTSTANDING

9 1/2% SENIOR SECOND SECURED NOTES DUE 2010

IN EXCHANGE FOR

NEW 9 1/2% SENIOR SECOND SECURED NOTES DUE 2010

OF

RESOLUTION PERFORMANCE PRODUCTS LLC

AND

RPP CAPITAL CORPORATION

CUSIP Numbers 76115NAC5 and U76180AB1

Registered holders of outstanding 9 1/2% Senior Second Secured Notes due 2010 (the “Old Notes”) who wish to tender their Old Notes in exchange for a like principal amount of new 9 1/2% Senior Second Secured Notes due 2010 (the “Exchange Notes”) and whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to Deutsche Bank Trust Company Americas (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer—Procedures for Tendering” in the Prospectus dated                 , 2003 of Resolution Performance Products LLC and RPP Capital Corporation (the “Prospectus”).

The Exchange Agent for the Exchange Offer is:

DEUTSCHE BANK TRUST COMPANY AMERICAS:

By Overnight Courier:	By Hand to 4:30 pm:	By Registered or Certified Mail:

and By Hand Delivery after 4:30 pm on the Expiration Date:

DB Services Tennessee, Inc.

Corporate Trust & Agency Services

Reorganization Unit

648 Grassmere Park Road

Nashville, TN 37211

Attn: Karl Shepherd

Confirm by Telephone

(615) 835-3572

	Deutsche Bank Trust Company Americas C/O The Depository Trust Clearing Corporation 55 Water Street, 1st floor Jeanette Park Entrance New York, NY 10041	DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, TN 37229-2737 Fax: (615) 835-3701

Telephone Number: (800) 735-7777

Facsimile Number: (615) 835-3701

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders for exchange to the Issuers, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer—Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 P.M., New York City time, on                         ,                         , 2003, unless extended by the Issuers. The term “Expiration Date” shall mean 5:00 P.M., New York City time, on                         ,             , 2003 unless the Exchange Offer is extended as provided in the Prospectus, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offer is extended.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns.

SIGNATURE

Date:

Date:

(Signature(s) of Holder(s) or Authorized Signatory)

Area Code and Telephone Number:

Name(s):

(Please Print)

Capacity (full title), if signing in a fiduciary or representative capacity:

Address:

Taxpayer Identification or Social Security No.:

Principal Amount of Old Notes Tendered (must be in integral multiples of $1,000):

Certificate Number(s) of Old Notes (if available):

Aggregate Principal Amount Represented by Certificate(s):

IF OLD NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:

Transaction Number:

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GUARANTEE OF DELIVERY (Not To Be Used For Signature Guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm:

(Authorized Signature)

Address:

(Zip Code)

Area Code and Telephone No.:

Name:

(Please Type or Print)

Title:

Date:

NOTE:	DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. OLD NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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